Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of                     , 2012 by and among Natural Grocers by Vitamin Cottage, Inc., a Delaware corporation (the “Company”), the Persons listed as Eligible Stockholders on Schedule 1 attached hereto and the Persons listed as Stockholder Representatives on Schedule 2 attached hereto.

R E C I T A L S

WHEREAS, the Company has filed a Registration Statement (as defined below) on Form S-1 under the Securities Act (as defined below) with respect to the Initial Public Offering (as defined below) of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the Company has agreed to grant certain stockholders the registration rights and other rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

“Affiliate” means, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day in New York, New York on which commercial banks are authorized or required by law or regulation to close.

“Commission” means the Securities and Exchange Commission and any successor agency performing comparable functions.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Demand Registrations” shall have the meaning set forth in Section 2.2(a).

“Eligible Stockholder” means each of the Persons identified as “Eligible Stockholders” on Schedule 1 attached hereto, as amended, and any Transferee.

“Governmental Authority” means any regional, federal, state or local legislative, executive or judicial body or agency, any court of competent jurisdiction, any department, political subdivision or other governmental authority or instrumentality, or any arbitral authority, in each case, whether domestic or foreign.

“Immediate Family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

“Indemnified Party” shall have the meaning set forth in Section 8.3.

“Indemnifying Party” shall have the meaning set forth in Section 8.3.

“Long-Form Demand Registration” shall have the meaning set forth in Section 2.1(b).

“Losses” shall have the meaning set forth in Section 8.1.

“Majority Vote” means the majority vote of the Stockholder Representatives.

“Other Stockholders” shall have the meaning set forth in Section 4.3.

“Permitted Transferee” means, with respect to any Transferring Stockholder, (i) any Affiliate of such Transferring Stockholder, (ii) any trust for the direct or indirect benefit of such Transferring Stockholder or the Immediate Family of such Transferring Stockholder or (iii) the beneficiaries, limited partners or stockholders of such Transferring Stockholder.

“Person” means an individual, a company, a partnership, a joint venture, a limited liability company, a limited liability partnership, an association, a trust, estate or other fiduciary or any other legal entity, and any Governmental Authority.

“Piggyback Registration” shall have the meaning set forth in Section 4.1.

“Initial Public Offering” means the initial public offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect (other than any registration statement on Form S-8 or Form S-4 or any successor forms thereto).

“Records” shall have the meaning set forth in Section 6.1(l).

“Registrable Securities” means (i) the shares of Common Stock beneficially owned by the Eligible Stockholders; (ii) other equity securities of the Company beneficially owned by the Eligible Stockholders into which the Common Stock shall be reclassified or changed, including by reason of a merger, consolidation, reorganization, recapitalization or statutory conversion; and (iii) any other securities of the Company issued or issuable as a distribution with respect to or in exchange or replacement for or on exercise of any shares or other securities referred to in clause (i) or (ii) of this definition; provided, however, that any such shares or other securities shall cease to be Registrable Securities when they (a) have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration; (b) have been sold pursuant to Rule 144; or (c) are eligible for resale by an Eligible Stockholder under Rule 144 without volume or manner-of-sale restrictions, as determined by the Company in its discretion after consultation with Company counsel.

“Registration Expenses” shall have the meaning set forth in Section 7.1.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor United States federal statute, and the rules and regulations of the Commission thereunder, as the same shall be in effect from time to time.

“Shelf Registration Statement” shall have the meaning set forth in Section 3.1.

“Short-Form Demand Registrations” shall have the meaning set forth in Section 2.2(a).

“Stockholder Representative” means each of the persons identified as “Stockholder Representatives” on Schedule 2 attached hereto, as amended.

“Subsequent Shelf Registration Statement” shall have the meaning set forth in Section 3.1(a).

“Transferee” shall have the meaning set forth in Section 11.2(a).

“Transferring Stockholder” shall have the meaning set forth in Section 11.2(a).

ARTICLE II
DEMAND REGISTRATION

SECTION 2.1     Long-Form Registrations.

(a)           Subject to the terms of this Agreement, at any time no earlier than 180 days after the Company’s Initial Public Offering, the Stockholder Representatives, acting by Majority Vote, shall be entitled to request registration under the Securities Act of all or part of the Registrable Securities on Form S-1 or any similar long-form registration statement; provided, however, that with respect to any request under this Section 2.1(a), (i) the anticipated aggregate offering amount of the Registrable Securities covered by such registration shall equal or exceed $75,000,000 and (ii) the Company shall not otherwise be eligible at the time of the request to file a registration statement on Form S-3 or any similar short-form registration statement for the sale of Registrable Securities by the Eligible Stockholders.

(b)           Within 30 days after receipt of any written request pursuant to this Section 2.1, the Company will give written notice of such request to all Eligible Stockholders, and will use commercially reasonable efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within ten days after delivery of the Company’s notice, and thereupon the Company will use commercially reasonable efforts to effect, at the earliest possible date, the registration under the Securities Act. A registration requested pursuant to this Section 2.1 is referred to herein as a “Long-Form Demand Registration”. The Company shall not be obligated to effect more than three Long-Form Demand Registrations for the Eligible Stockholders pursuant to this Section 2.1.

SECTION 2.2     Short-Form Registrations.

(a)           In addition to the Long-Form Demand Registration rights provided pursuant to Section 2.1 above, commencing on the date on which the Company becomes eligible to register securities issued by it on a Form S-3 or any similar short-form registration statement, the Stockholder Representatives, acting by Majority Vote, shall be entitled to request registration under the Securities Act of all or part of the Registrable Securities on Form S-3 or such similar short-form registration statement (“Short-Form Demand Registrations” and, together with Long-Form Demand Registrations, “Demand Registrations”); provided, however, that with respect to any request under this Section 2.2(a) the anticipated aggregate offering amount of the Registrable Securities covered by such registration shall equal or exceed $75,000,000.

(b)           Within 30 days after receipt of any written request pursuant to this Section 2.2, the Company will give written notice of such request to all Eligible Stockholders, and will use commercially reasonable efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within ten days after delivery of the Company’s notice, and thereupon the Company will use commercially reasonable efforts to effect, at the earliest possible date, the registration under the Securities Act. Demand Registrations will be Short-Form Demand Registrations whenever the Company is permitted to use any applicable short form. If for marketing or other reasons the managing underwriter(s) with respect to any Short-Form Demand Registration request the inclusion in the registration statement of information that is not required under the Securities Act to be included in a registration statement on the applicable form for the Short-Form

Demand Registration, the Company will provide such information as may be reasonably requested for inclusion by the managing underwriter(s) in the Short-Form Demand Registration.

SECTION 2.3       Amount.  Each request for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold.

SECTION 2.4       Payment of Expenses for Demand Registrations.  The Company will pay all Registration Expenses for the Demand Registrations made under Section 2.1 and Section 2.2. A registration statement will not count as a Demand Registration until it has become effective; provided, that at any time prior to the effective date of such registration statement, the majority-in-interest of the holders requesting such registration may withdraw such request by providing written notice of such withdrawal to the Company.  A request, so withdrawn by the holders, shall count as a Demand Registration hereunder unless (i) such withdrawal arose out of the fault of the Company (in which case the Company shall be obligated to pay all registration expenses in connection with such withdrawn request), (ii) such withdrawal was determined to be necessary by the managing underwriter(s) or by the Company as a result of  an event or series of related events that has had, is having or is reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole or (iii) the requesting holders reimburse the Company for all expenses incurred in connection with such withdrawn request; further provided, that the requesting holders may not utilize this provision more than once.

SECTION 2.5       Priority.  If the managing underwriter(s) with respect to a Demand Registration involving more than one Eligible Stockholder advise the Company in writing that, in their opinion, the number of Registrable Securities requested to be included in such Demand Registration should be reduced due to adverse market conditions, market demand or otherwise, then, unless otherwise agreed by all of the Stockholder Representatives who have requested inclusion of Registrable Securities in the applicable Demand Registration, the number of Registrable Securities shall be reduced pro rata among the respective holders of such Registrable Securities on the basis of the number of such Registrable Securities requested by such holders to be included in the applicable Demand Registration.

SECTION 2.6       Restrictions.  The Company will not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration. In addition, with respect to any Demand Registration, if (A) (i) in the good faith judgment of the Company, there is a material development relating to the business, results of operations, condition (financial or otherwise) or prospects of the Company that has not been disclosed to the general public; (ii) the Company is planning to prepare and file a registration statement for a primary offering by the Company of its securities; (iii) the Demand Registration would require the preparation of (x) audited financial statements as of a date other than the Company’s fiscal year end (unless the Stockholder Representatives agree to pay the reasonable expenses of such required audit) or (y) pro forma financial statements; or (iv) the Company’s Board of Directors determines the Demand Registration would have a material adverse effect on the Company; and (B) the chief executive officer or chief financial officer of the Company notifies in writing the holders of the Registrable Securities requesting such Demand Registration that such officer has reasonably concluded that under such circumstances it would be in the Company’s best interest to postpone the filing of a Demand Registration, then the Company may postpone for up 60 days the filing or the effectiveness (but not the preparation) of a registration statement for a Demand Registration; provided, that the Company may not on any of the foregoing grounds postpone the filing or effectiveness of a registration statement for a Demand Registration more than twice during any 12-month period.

SECTION 2.7       Underwritten Offerings.  All Demand Registrations shall be underwritten (which shall include “block trades”) and in no event shall the Company be obligated to effect any underwritten offering other than through a Demand Registration.

SECTION 2.8       Selection of Underwriters.  In connection with any Demand Registration, the managing underwriter(s) in respect of such offering shall be chosen by a majority-in-interest of the holders requesting such registration, subject to the approval of the Company (which approval shall not be unreasonably withheld).

ARTICLE III
SHELF REGISTRATIONS

SECTION 3.1     Right to Shelf Registration.

(a)           Subject to the terms of this Agreement, in addition to the Demand Registrations and commencing on the date on which the Company becomes eligible to register securities issued by it on a Form S-3 or any similar short-form registration statement, but no earlier than 180 days after the Company has registered securities under Section 2.1 or Section 2.2, the Stockholder Representatives, acting by Majority Vote, shall be entitled to request that the Company file a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act (or any successor rule thereto) with respect to all or part of the Registrable Securities (including the prospectus, amendments and supplements to the shelf registration statement or prospectus, including pre- and post-effective amendments thereto, all exhibits thereto and all material incorporated by reference or deemed incorporated by reference therein, the “Shelf Registration Statement”). The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as practicable after such filing, and shall use commercially reasonable efforts to keep the Shelf Registration Statement effective and updated, from the date such Shelf Registration Statement is declared effective until the earlier of (i) the date as of which all of the Registrable Securities included in the Shelf Registration Statement have been sold or (ii) the third anniversary of the initial effective date of the Shelf Registration Statement. If the Shelf Registration Statement has been effective for three years, at the end of the third year, if requested by a Stockholder Representative, the Company shall use commercially reasonable efforts to promptly file a new shelf registration statement (a “Subsequent Shelf Registration Statement”) on Form S-3 pursuant to Rule 415 of the Securities Act (or any successor rule thereto).

(b)           The Company shall use commercially reasonable efforts to cause any Subsequent Shelf Registration Statement to be declared effective by the Commission as soon as practicable after such filing, and shall use commercially reasonable efforts to keep any Subsequent Shelf Registration Statement effective and updated, from the date such Subsequent Shelf Registration Statement is declared effective until the earlier of (i) the date as of which all of the Registrable Securities included in the Subsequent Shelf Registration Statement have been sold or (ii) the third anniversary  of the initial effective date of the Subsequent Shelf Registration Statement. If the Subsequent Shelf Registration Statement has been effective for three years, at the end of the third year, if requested by a Stockholder Representative, the Company shall use commercially reasonable efforts to promptly file a new Subsequent Shelf Registration Statement on Form S-3 pursuant to Rule 415 of the Securities Act (or any successor rule thereto).

(c)           From time to time, any Stockholder Representative shall be entitled to request that the Company amend the Shelf Registration Statement or any Subsequent Shelf Registration Statement to (i) include all or part of the Registrable Securities not already covered by the Shelf Registration Statement or any Subsequent Shelf Registration Statement or (ii) amend the plan of distribution as reasonably necessary to permit resales of Registrable Securities in the manner contemplated by such Stockholder Representative (subject to the limitations of Section 2.7). Upon receipt of a request to amend a Shelf Registration Statement or any Subsequent Shelf Registration Statement in accordance with this subsection, the Company shall use commercially reasonable efforts to cause such amendment to be filed as soon as reasonably practicable after the receipt of such request.

(d)           Payment of Expenses for Shelf Registrations.  The Company will pay all Registration Expenses for the shelf registrations made under this Article III.

ARTICLE IV
PIGGYBACK REGISTRATIONS

SECTION 4.1     Right to Piggyback.  At any time, whenever the Company proposes to register any of its Common Stock (or other securities of the type contemplated by clause (ii) or (iii) of the definition of Registrable Securities) under the Securities Act for its own account or otherwise, and the registration form to be used may be used for the registration of Registrable Securities (each, a “Piggyback Registration”) (except for registrations on Form S-8 or Form S-4 or any successor forms thereto), the Company will give written notice, at least ten days prior to the proposed filing of such registration statement, to all Stockholder Representatives and all Eligible Stockholders, of its intention to effect such a registration and will use commercially reasonable efforts to include in such registration all Registrable Securities (in accordance with the priorities set forth in Section 4.2 and Section 4.3 below) with respect to which the Company has received written requests for inclusion specifying the number of Registrable Securities desired to be registered, which requests shall be delivered within ten days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at anytime in its sole discretion.

SECTION 4.2       Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the managing underwriter(s) advise the Company in writing that, in their opinion, the number of Company securities requested to be included in the registration (including securities of the Company that are not Registrable Securities) should be reduced due to adverse market conditions, market demand or otherwise, then the Company may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities to be included in such registration and underwriting shall be determined as follows: (a) first, any securities that the Company proposes to sell; (b) second, the Registrable Securities requested to be included in such registration, pro rata among the Eligible Stockholders on the basis of the total number of Registrable Securities which are requested by such Eligible Stockholders to be included in such registration, and (c) third, other securities, if any, requested to be included in such registration.

SECTION 4.3       Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary offering on behalf of any Person, other than the Eligible Stockholders, who has the contractual right to initiate such a registration (the “Other Stockholders”), and the managing underwriter(s) advise the Company in writing that, in their opinion, the number of Company securities requested to be included in the registration (including securities of the Company that are not Registrable Securities) should be reduced due to adverse market conditions, market demand or otherwise, the Company will include in such registration: (a) first, the Common Stock requested to be included therein by the Other Stockholders, (b) second, the Registrable Securities requested to be included in such registration, pro rata among the Eligible Stockholders on the basis of the total number of Registrable Securities which are requested by such Eligible Stockholders to be included in such registration, (c) third, any securities that the Company proposes to sell, and (d) fourth, other securities, if any, requested to be included in such registration.

SECTION 4.4       Selection of Underwriters.  In connection with any Piggyback Registration resulting from the Company’s proposal to register any of its Common Stock for its own account, the Company will have the right to select the managing underwriter(s) in respect of such offering in its sole discretion.  In connection with any Piggyback Registration resulting from the proposal of Other Stockholders to register any of its Common Stock for its own account, either the Other Stockholders or the Company will have the right to select the managing underwriter(s) in respect of such offering, as determined as between them.

SECTION 4.5       Payment of Expenses for Demand Registrations.  The Company will pay all Registration Expenses for the Piggyback Registrations under this Article IV.

ARTICLE V
ADDITIONAL AGREEMENTS

SECTION 5.1       Holders’ Agreements.  To the extent consistent with applicable law, each holder of Registrable Securities agrees that upon request of the Company or the managing underwriter(s) of any underwritten offering of the Company’s securities, it will (i) not, directly or indirectly (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether then owned or thereafter acquired by such holder or with respect to which the holder has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act, or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise (other than those securities included by such holder in the offering in question, if any), without the prior written consent of the Company or such underwriters, as the case may be, during the period of up to 180 days following the effective date of the registration statement for such underwritten offering, and (ii) enter into and be bound by such form of agreement with respect to the foregoing as the Company or such managing underwriter(s) may reasonably request.

SECTION 5.2       Company’s Agreements.  The Company agrees not to effect any public sale or public distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 90 day period following the effective date of a registration statement filed under Article II hereof (except as part of any such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor forms thereto), unless the managing underwriter(s) otherwise agree.

SECTION 5.3       Third-Party Beneficiaries.  The underwriters in connection with the offering that is the subject of Section 5.1  are intended third-party beneficiaries of such section and shall have the right and power to enforce the provisions of Section  5.1 as though they were a party hereto.

SECTION 5.4       Suspension of Resales.  The Company shall be entitled to suspend for up to 60 days the use of the prospectus forming the part of any registration statement, including a Shelf Registration Statement, which has theretofore become effective at any time if, in the good faith judgment of the Company, there is a material development relating to the business, results of operations, condition (financial or otherwise) or prospects of the Company that has not been disclosed to the general public and the chief executive officer or chief financial officer of the Company notifies in writing the holders of the Registrable Securities included in such registration statement and not previously sold thereunder that such officer has reasonably concluded that under such circumstances it would be in the Company’s best interest to suspend the use of such prospectus; provided, however, that the Company may not exercise its rights under this Section 5.4 more than twice in any 12-month period and the duration of such suspensions shall not, taken together with any postponements pursuant to Section 2.6, exceed 90 days in the aggregate in any 12 month period (unless the holders of a majority of the unsold Registrable Securities included in such registration statement and not previously sold thereunder consent in writing to a longer suspension).  Each holder of Registrable Securities included in any such registration statement and not previously sold thereunder agrees that upon its receipt of such written notification it will immediately discontinue the sale of any Registrable Securities pursuant to such registration statement or otherwise until such holder has received copies of the supplemented or amended prospectus or until such holder is advised by the Company in writing that the use of the prospectus forming a part of such registration statement may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in such prospectus.

ARTICLE VI
REGISTRATION PROCEDURES

SECTION 6.1       Registration Procedures.  Whenever requests for registration have been made pursuant to this Agreement, the Company will use commercially reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will as expeditiously as reasonably possible:

(a)           prepare and, as soon as practicable, file with the Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish copies of all such documents proposed to be filed to one counsel for the holders of Registrable Securities (which counsel shall be designated by holders of a majority of the Registrable Securities covered by such registration statement) and to the extent practicable under the circumstances, provide such counsel an opportunity to comment only on information pertaining to the holders of Registrable Securities covered by such registration statement contained therein; and the Company shall consider in good faith any comments reasonably requested by such counsel with respect to such information, but shall not have any obligation to modify any information if the Company reasonably expects that so doing would cause the registration statement or prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading);

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the date that is 180 days after its effectiveness or such greater period of time as required by Section 3.1, or (ii) the date that all of the securities covered by the registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           in connection with any filing of any registration statement or prospectus or amendment or supplement thereto, cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) to not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)           furnish to each seller of Registrable Securities, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectuses included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e)           use commercially reasonable efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such United States jurisdictions as the Eligible Stockholders reasonably request, keep each such registration or qualification effective during the period the associated registration statement is required to be kept effective, and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself or any of its Affiliates to taxation in any such jurisdiction in which it is not already subject to taxation;

(f)            promptly notify each seller of such Registrable Securities and, if requested by such seller, confirm in writing, when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective;

(g)           promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller (but subject to the terms of Section 5.4), the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, that, each seller of such Registrable Securities, upon receipt of any notice from the Company of any event of the kind described in this Section 6.4(g), shall immediately discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such seller is advised in writing by the Company that the use of the prospectus may be resumed and is furnished with a supplemented or amended prospectus as contemplated by this Section 6.4(g), and if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice;

(h)           use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or if no such securities are then listed, on a national securities exchange selected by the Company;

(i)            provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

(j)            enter into such customary agreements (including, if applicable, underwriting agreements in customary form) and take all such other customary actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(k)           use commercially reasonable efforts to cooperate with each seller and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each seller or the underwriter or managing underwriter, if any, may reasonably request at least five business days prior to any sale of Registrable Securities;

(l)            make available for inspection, at such place and in such manner as determined by the Company in its sole discretion, by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) reasonably necessary to enable any such seller, underwriter, attorney, accountant or agent in connection with such registration statement to exercise their due diligence responsibly, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, that, unless, the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this Section 6(l) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the seller, underwriter, attorney, accountant or agent in writing, unless prior to furnishing any such information with respect to clause (ii) the holder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company; and provided, further, that each holder of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give immediate notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(m)          advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(n)           make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering at least 12 months beginning after the effective date of the registration statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o)           cooperate and assist in any filing required to be made with the Financial Industry Regulatory Authority, Inc.;

(p)           in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement a “comfort letter” or “comfort letters” from the independent certified public accountants of the Company addressed to the underwriters, covering such matters as such accountants, underwriters  may reasonably agree upon, in which comfort letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are an independent registered public accounting firm within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Company included in the registration statement, the prospectuses, or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act;

(q)           with respect to Demand Registrations, make senior executives of the Company reasonably available to assist the managing underwriter(s) with respect to, and participate, in “road shows” in connection with the customary marketing efforts for the distribution and sale of Registrable Securities pursuant to a registration statement; and

(r)            if any registration statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in holder’s sole and exclusive judgment such holder is or might be deemed to be an underwriter or a controlling person of the Company, the Company shall permit such holder to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder if such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

ARTICLE VII
REGISTRATION EXPENSES

SECTION 7.1       Company’s Expenses.  Subject to Section 2.4 and Section 3.1(d), the Company will pay all expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to: all registration and filing fees; fees and expenses of compliance with securities or blue sky laws; printing expenses; messenger and delivery expenses; and fees and disbursements of counsel for the Company; reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities to be included in such registration to represent all holders of Registrable Securities to be included in the registration; fees and disbursements of the Company’s registered public accounting firm; and reasonable fees and disbursements of all other Persons retained by the Company (all such expenses being herein called “Registration Expenses”); provided, however, that, as between the Company and holders of Registrable Securities, all underwriting discounts and commissions and transfer taxes relating to the Registrable Securities will be borne by the holders of such Registrable Securities. In addition, the Company will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit (except as set forth in Section 2.6) or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities to be registered on each securities exchange.

SECTION 7.2       Holder’s Expenses.  To the extent that any expenses incident to any registration are not required to be paid by the Company, each holder of Registrable Securities included in a registration will pay all such expenses which are clearly and solely attributable to the registration of such holder’s Registrable Securities so included in such registration, and any other expenses not so attributable to one holder will be borne and paid by all sellers of securities included in such registration in proportion to the number of securities so included by each such seller.

ARTICLE VIII
INDEMNIFICATION

SECTION 8.1       By the Company.  The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities and, as applicable, each of its trustees, stockholders, members, directors, managers, partners, officers and employees, and each Person who controls such holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) (collectively, “Losses”) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the prospectus or preliminary prospectus, or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters  to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. The payments required by this Section 8.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred; provided, however, that if a final and non-appealable judicial determination shall be made that such Indemnified Party (as defined below) is not entitled to indemnification for any such Losses, such Indemnified Party shall repay to the Company the amount of such Losses for which the Company shall have paid or reimbursed such Indemnified Party.

SECTION 8.2                          By Each Holder of Registrable Securities.  In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information relating to such holder as is reasonably necessary for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company and, as applicable, each of its directors, employees and officers and each Person who controls the Company against any Losses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information furnished in writing by such holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus. In connection with a Demand Registration or any other underwritten offering in which a holder of Registrable Securities is participating, such holder will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company; provided, however, that any obligation to indemnify under this Section 8.2 will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited to the gross amount (before underwriting discounts) received by such holder from the sale of Registrable Securities pursuant to such registration statement, unless such Losses resulted from such holder’s fraudulent conduct.

SECTION 8.3                          Procedure.  Each party entitled to indemnification under this Article VIII (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the counsel for the Indemnifying Party who is to conduct the defense of such claim or litigation is reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such participation if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest; provided, further, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (excluding one local counsel per jurisdiction as necessary) for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances.  The Indemnifying Party shall not be liable for any settlement entered into without its written consent.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (a) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party or (b) that includes an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

SECTION 8.4                          Survival.  The indemnification (and contribution provisions in Section 9.1 below) provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

ARTICLE IX
CONTRIBUTION

SECTION 9.1                          Contribution.  If the indemnification provided for in Section 8.1 from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Article VIII, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding this Article IX, an indemnifying holder shall not be required to contribute any amount in excess of the amount by which (a) the gross amount (before underwriting discounts) received by such holders from the sale of Registrable Securities sold by such holder exceeds (b) the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such payments, unless such Losses in respect of which contribution is required resulted from such holder’s intentionally fraudulent conduct.

SECTION 9.2                          Equitable Considerations; Etc.  The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Article IX were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE X
COMPLIANCE WITH RULE 144

SECTION 10.1                    Compliance with Rule 144.  At the request of any holder of Registrable Securities who proposes to sell securities in compliance with Rule 144, the Company will (i) promptly furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, and (ii) make available to the public and such holders such information, and take such action as is reasonably necessary, to enable the holders of Registrable Securities to make sales pursuant to Rule 144.

ARTICLE XI
MISCELLANEOUS

SECTION 11.1                    Amendments and Waivers.  Any waiver, consent or approval of any kind of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any Stockholder Representative may, with respect to such Stockholder Representative and any Eligible Stockholders it represents, waive the benefit of any provision of this Agreement. Except as set forth in Section 11.2(d), any amendment, modification, supplement or restatement of this Agreement must be effected by written agreement of the Company, each of the Stockholder Representatives and each of the Eligible Stockholders. No waiver by any party of any default, misrepresentation or breach covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

SECTION 11.2                    Transfer Rights.

(a)           The rights of any Eligible Stockholder (the “Transferring Stockholder”), shall be transferable to any transferee (the “Transferee”) of any interests in the Registrable Securities held by such Transferring Stockholder; provided, however, that the Demand Registration rights and Shelf Registration Statement rights of any Transferring Stockholder shall only be transferable to a Transferee purchasing at least 66.67% of the Registrable Securities held by the Transferring Stockholder as of the date of this Agreement.

(b)           Notwithstanding the foregoing, all rights (including, without limitation, Demand Registration rights and Shelf Registration Statement rights) of a Transferring Stockholder shall be transferable to a Permitted Transferee that acquires Registrable Securities from such Transferring Stockholder.

(c)           Any such transfer of rights under this Agreement will be effective upon (i) receipt by the Company of written notice from such Transferring Stockholder stating the name and address of any Transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred and (ii) receipt by the Company of a written agreement from the Transferee to be bound by the terms of this Agreement, upon which such Transferee will be deemed to be a party hereto and have the rights and obligations of the Transferring Stockholder hereunder with respect to the Registrable Securities transferred.

(d)           In connection with any transfer pursuant to the proviso in Section 11.2(a) or Section 11.2(b) in which the Transferee acquires Demand Registration rights and Shelf Registration rights, Schedule 2 of this Agreement will be amended so as to reflect such transfer and such amended Schedule 2 will be in a form determined by the Company and the Transferee.

SECTION 11.3                    Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors, assigns, heirs, executors and personal representatives of the parties hereto, whether so expressed or not.

SECTION 11.4                    Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

SECTION 11.5                    Notices.  Any notice or communication by the Company, any Stockholder Representative or any Eligible Stockholder is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, email or overnight air courier guaranteeing next day delivery, to the recipient’s address:

If to the Company:

Natural Grocers by Vitamin Cottage, Inc.
12612 West Alameda Parkway
Lakewood, Colorado 80228
Facsimile No.: (303) 986-1891
Attention: Chief Executive Officer

With a copy to:

Holland & Hart LLP
555 17th Street, Suite 3200
Denver, Colorado 80202
Facsimile No.: (303) 295-8261
Attention: Lucy Stark

If to an Eligible Stockholder, to the address indicated on Schedule 1 attached hereto as amended from time to time.

If to a Stockholder Representative, to the address indicated on Schedule 2 attached hereto as amended from time to time.

The Company, any Stockholder Representative or any Eligible Stockholder, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed, transmitted or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 11.6                    GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF COLORADO.

SECTION 11.7                    Consent to Jurisdiction.  Each of the parties (a) consents to submit itself to the personal jurisdiction of the courts of the State of Colorado and any federal court sitting in the State of Colorado in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the courts of the State of Colorado or any federal court sitting in the State of Colorado.

SECTION 11.8                    Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

SECTION 11.9                    Further Assurances.  Each of the parties hereto will, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other party hereto in order to carry out the purposes and intent of this Agreement.

SECTION 11.10              Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a Governmental Authority, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances. Upon such determination that any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 11.11              Entire Agreement.  This Agreement (including Schedule 1 and Schedule 2 attached hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede and shall supersede all prior agreements and understandings (whether written or oral) among the Company, the Stockholder Representatives and the Eligible Stockholders, or any of them, with respect to the subject matter hereof.

SECTION 11.12              Execution in Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.13              No Third Party Beneficiaries.  Except as provided in Section 5.3, Article VIII, Article IX and Section 11.2, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 11.14              Waiver of Certain Damages.  To the extent permitted by applicable law, each party hereto agrees not to assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.

SECTION 11.15              WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING OUT OF THIS AGREEMENT. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

[Signature Pages Follow]

The parties hereto have executed this Registration Rights Agreement as of the date first above written.

NATURAL GROCERS BY VITAMIN COTTAGE, INC.

By:
Name:
Title:

The Stockholder Representatives:

Kemper Isely

Zephyr Isely

Heather Isely

Elizabeth Isely

The Eligible Stockholders:

INDIVIDUAL STOCKHOLDERS:

Kemper Isely

Zephyr Isely

Heather C. Isely

Elizabeth Isely

Lark Isely

Lucas B. Isely

Charity Isely

Mariah C. Isely

Guy D. Isely

LLCs:

KIVC 2, LLC

By:
Anthony Andueza, Manager

ZIVC, LLC

By:
Anthony Andueza, Manager

HIVC 2, LLC

By:
Anthony Andueza, Manager

EIVC 2, LLC

By:
Anthony Andueza, Manager

FTVC, LLC

By:
Kemper Isely, Co-Manager

By:
Zephyr Isely, Co-Manager

By:
Heather C. Isely, Co-Manager

CTVC, LLC

By:
Anthony Andueza, Manager

TRUST:

LAROCK AND LUKE ISELY TRUST

By:
Kemper Isely, Co-Trustee

By:
Zephyr Isely, Co-Trustee

UTMAs:

COLORADO UNIFORM TRANSFERS TO MINORS ACT f/b/o RITCHIE K. ISELY

By:
Anthony Andueza, Custodian

COLORADO UNIFORM TRANSFERS TO MINORS ACT f/b/o RAQUEL M. ISELY

By:
Anthony Andueza, Custodian

COLORADO UNIFORM TRANSFERS TO MINORS ACT f/b/o MASALA A. ISELY-RICE

By:
Anthony Andueza, Custodian

COLORADO UNIFORM TRANSFERS TO MINORS ACT f/b/o CHARLES L. ISELY-RICE

By:
Anthony Andueza, Custodian

COLORADO UNIFORM TRANSFERS TO MINORS ACT f/b/o DYAMI CY ISELY-PARVANTA

By:
Anthony Andueza, Custodian

SCHEDULE 1

Eligible Stockholders

Name	Address

Kemper Isely
Zephyr Isely
Heather Isely
Elizabeth Isely
Lark Isely
Lucas B. Isely
Charity Isely
Mariah C. Isely
Guy D. Isely
KIVC 2, LLC
ZIVC, LLC
HIVC 2, LLC
EIVC 2, LLC
FTVC, LLC
CTVC, LLC
LaRock and Luke Isely Trust
Colorado Uniform Transfers to Minors Act f/b/o Ritchie K. Isely
Colorado Uniform Transfers to Minors Act f/b/o Raquel M. Isely
Colorado Uniform Transfers to Minors Act f/b/o Masala A. Isely-Rice
Colorado Uniform Transfers to Minors Act f/b/o Charles L. Isely-Rice
Colorado Uniform Transfers to Minors Act f/b/o Dyami Cy Isely-Parvanta

SCHEDULE 2

Stockholder Representatives

Stockholder Representative	Address	Eligible Stockholders Represented by Stockholder Representative

Kemper Isely
Zephyr Isely
Heather Isely
Elizabeth Isely